Exhibit 23.1

Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (File No. 333-266159) on Form S-3 of our report dated March 31, 2026, with respect to the consolidated financial statements of Nexentis Technologies Inc.

/s/ Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 31, 2026